EXHIBIT 5.1

                                                                    May 10, 2000

Allou Health & Beauty Care, Inc.
50 Emjay Boulevard
Brentwood, New York 11717

Gentlemen:

         We have acted as counsel to Allou Health & Beauty Care, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of an additional 1,000,000 shares of Class A Common Stock, par value $.001 per share ("Class A Option Shares"), to certain employees and directors of the Company, issuable upon exercise of options that have been, or may from time to time be, granted by the Company under its 1996 Stock Option Plan, as amended (the "1996 Plan").

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the 1996 Plan and all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         We have not examined each option contract in respect of options granted under the Plan. We have, however, examined the form of option contract which the Company has advised us is the form of option contract used by it under the Plan. We have also been informed by the Company that each option contract between the Company and option holders under the Plan is substantially in the form of the option contract we have examined.

         Based upon and subject to the foregoing, we are of the opinion that the Class A Option Shares, when issued and paid for in accordance with the 1996 Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Very truly yours,

                                           /S/ PARKER CHAPIN LLP

                                               PARKER CHAPIN LLP